EXHIBIT 10.42

LOAN AGREEMENT

(CONSULTANT LOAN)

This Loan Agreement (the “Agreement”) is entered into this 1st day of May, 2002 by and between TULARIK INC. (the “Company”) and STEVEN L. MCKNIGHT, PH.D. (“Consultant”).

WHEREAS, the Company has agreed to provide Consultant with the loan in exchange for Consultant’s future consulting services to the Company over a three year period and other valuable consideration;

NOW THEREFORE, the parties hereto agree as follows:

1.             Loan.  The Company shall loan Consultant a total of Two Hundred Thousand Dollars ($200,000.00) while he is actively providing consulting services to the Company (“Loan”).

2.             Interest.  The Loan shall bear interest at a rate of three and twenty-one hundredths percent (3.21%) per annum.

3.             Promissory Note.  The Loan shall be made pursuant to a promissory note in the form attached hereto as Exhibit A (the “Note”).  Consultant shall execute the Note concurrently with the execution of this Agreement.  The Loan and all repayments of principal with respect to the Loan shall be evidenced by notations made by the Company on the Note; provided, however, that the failure by the Company to make such notations shall not limit or otherwise affect the obligations of Consultant with respect to the repayments of principal or payments of interest on the Loan.

4.             Taxes.  All taxes resulting from this Agreement are to be the sole responsibility of Consultant, and Consultant agrees to pay to the Company in cash or check an amount equal to any withholding obligation imposed on the Company by reason of this Agreement.

5.             Repayment of Loan.  All principal and interest on the Loan shall become due and payable immediately upon the occurrence of any one or more of the following:

(a)           Expiration Date.  May 1, 2005; or

(b)           Termination of Consultancy.  The thirtieth (30th) day following the date of termination of the Consultant’s consulting services; or

(c)           Insolvency.  In the event of the insolvency of Consultant, including but not limited to a bankruptcy or insolvency proceeding having been instituted by or against him, or a receiver is appointed for his property, or if he makes an assignment for the benefit of creditors.

6.             Forgiveness of Loan.  Provided that no default under this Agreement or the Note has occurred and is continuing, principal (but not the accrued interest) on the Loan will be forgiven at a rate of:  (a) thirty percent (30%) of the original principal amount of the Loan on

May 1, 2003; (b) thirty five percent (35%) of the original principal amount of the Loan on May 1, 2004; and (c) thirty five percent (35%) of the original principal amount of the Loan on May 1, 2005; if (i) the Loan has not become due and payable pursuant to Section 5(c) above and (ii) Consultant has provided continuous consulting services to the Company since the date first above written through the date of such forgiveness.

7.             Prepayment.  Consultant may prepay the unpaid principal in whole or in part, without penalty, at any time, upon the payment of all unpaid interest accrued to the date of such prepayment.

8.             Non-Transferable.  The right of Consultant to request and receive the Loan hereunder, as well as the benefits of the interest arrangement under this Agreement, shall not be assignable or otherwise transferable by Consultant.

9.             General Provisions.

(a)           This Agreement shall be governed by the laws of the State of California applicable to contracts made and performed in such state, without regard to principles of conflicts of laws.

(b)           This Agreement and its Exhibits contains the entire agreement between Consultant and the Company, and is the complete, final and exclusive embodiment of their agreement with regard to this subject matter.  Consultant and the Company each acknowledge and represent that this Agreement is entered without reliance on any promise or representation other than those expressly contained herein and that this Agreement cannot be modified except in a writing signed by both parties.

(c)           Except as otherwise specified herein, any notice, demand or request required or permitted to be given by either the Company or Consultant pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or deposited in the U.S. Mail, First Class with postage prepaid, and addressed to the Company at its then current principal office and to Consultant at the address listed for him In the Company’s records.

(d)           Either party’s failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement.  The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

(e)           Consultant agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purpose or intent of this Agreement.

(f)            In the event of any litigation concerning this Agreement, the prevailing party shall be entitled to a reasonable sum for attorneys’ fees, costs and litigation expenses, whether or not such action is prosecuted to judgment.  “Prevailing Party” includes without limitation a party who agrees to dismiss an action upon payment by the other party of sums allegedly due or performance of the covenants allegedly breached, or who obtains substantially the relief sought by that party.  In the event that the Company is the prevailing Party, the Company shall also be entitled to reasonable costs associated with the collection of the Loan.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first set forth above.

TULARIK INC.		CONSULTANT
a Delaware corporation

By:	/s/ William J. Rieflin	/s/ Steven L. McKnight
Steven L. McKnight, Ph.D.
Title:	EVP
Address:	Two Corporate Drive	Address:	UTSW
	South San Francisco, CA 94080		Room L3.124
Dallas, TX 75390-9152

EXHIBIT A

PROMISSORY NOTE

(CONSULTANT LOAN)

$200,000	South San Francisco, California
May 1, 2002

For value received, I promise to pay to Tularik Inc., a Delaware corporation (the “Company”), at its principal office at Two Corporate Drive, South San Francisco, California 94080, or at such other place as the Company shall designate in writing, the aggregate principal amount of all advances made hereunder as set forth on Schedule A attached hereto and incorporated herein by reference, as the same may from time to time be amended, together with interest thereon at the rate of three and twenty-one hundredths percent (3.21%) per annum, payable at the times and in the manner set forth in that certain Loan Agreement (Consultant Loan) dated as of May 1, 2002 by and between the undersigned and the Company, the terms of which are incorporated herein by reference.  The undersigned hereby authorizes the holder of this Note to note on Schedule A all advances made by the holder hereunder, which notations shall, in the absence of manifest error, be conclusive; provided, however, that the failure to make a notation or the inaccuracy of the notation shall not limit or otherwise affect the obligations of Borrower under this Note.

Principal and interest are payable in lawful money of the United States of America.  THE PRIVILEGE IS RESERVED TO PREPAY ANY PORTION OF THIS NOTE AT ANY TIME WITHOUT PENALTY, UPON THE PAYMENT OF ALL UNPAID INTEREST ACCRUED ON THE ENTIRE OUTSTANDING LOAN BALANCE.  All payments under this Note shall be credited first to accrued interest and then to principal.

I hereby waive presentment for payment, protest, notice of protest and notice of non-payment of this Note.

The undersigned hereby represents and agrees that the amounts due under this Note are not consumer debt and are not incurred primarily for personal, family or household purposes, but are for business and commercial purposes only.

This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles.

/s/ Steven L. McKnight
Steven L. McKnight, Ph.D.

Schedule A

TRANSACTIONS ON NOTE

Date	Advances	Interest Paid To	Interest Paid	Payments	Balance

5/6/02	$200,000				$200,000